UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
NATIONAL QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19031	84-1215959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California		90212

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 860-9936

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 3, 2007, the Board of Directors of National Quality Care, Inc. (the “Company”) approved grants of options pursuant to the Company’s 1998 Stock Option Plan to certain of the Company’s directors and named executive officers, as described below. The options are exercisable at a price of $0.25 per share, vest 1/3 on the date of grant and the remainder in eight equal monthly installments commencing May 31, 2007, and expire on May 3, 2017.

Name	Number of Options
Leonardo Berezovsky
Chairman of the Board and Chief Financial Officer	250,000

Ronald Lang
Executive Vice President, Secretary and Director	50,000

Robert Snukal
President, Chief Executive Officer and Director	500,000

Jose Spiwak
Director	50,000
Item 8.01 Other Events.
     The arbitrator has set a February 11, 2008 hearing date in the Company’s arbitration proceeding involving Xcorporeal, Inc., Terren Peizer, Xcorporeal’s Chairman of the Board, and Victor Gura, a former officer and director of the Company. The Company expects that issues related to the status of the license agreement and the right to use the Company’s technology will be determined at that time.
     In the arbitration, the Company is contending that Xcorporeal and Peizer conspired with Gura to misappropriate the Company’s trade secrets and to commit a variety of business torts and statutory and other legal violations. In addition, the Company has alleged that Xcorporeal and Peizer engaged in a fraudulent scheme to obtain the Company’s technology related to its wearable artificial kidney and other devices.

     The arbitration began on December 1, 2006, when Xcorporeal filed a demand for arbitration against the Company alleging an unspecified anticipatory breach of a license agreement that the Company entered into with Xcorporeal on September 1, 2006. Effective as of December 29, 2006, the Company terminated the license agreement, and an interrelated and interdependent merger agreement entered into at the same time, due to Xcorporeal’s continuing, uncured and incurable breaches of the merger agreement and its fraudulent and other wrongful conduct related to the license agreement, the merger agreement and certain related matters.
     In subsequent filings with the arbitrator in this matter, Xcorporeal has alleged that the Company has breached several provisions of the merger agreement, interfered with Xcorporeal’s contractual relations and prospective economic advantage, and that the Company improperly terminated the license agreement. Xcorporeal contends that the license agreement remains in effect and that it has the exclusive right to use the Company’s technology. The Company has denied that it breached the merger agreement, and the Company has also asserted, among other things, that the Company properly terminated the license agreement. In addition, the Company has asserted counterclaims against Xcorporeal and has added claims against Terren Peizer and Victor Gura, such that the Company has now stated claims and counterclaims against Xcorporeal and Peizer for fraud and defamation; against Gura for fraudulent concealment and violation of California Labor Code Section 2860; against Xcorporeal for rescission, reformation and breach of contract; and against Xcorporeal, Peizer and Gura for conversion, intentional interference with prospective economic advantage, intentional interference with contractual relations, unfair business practices, unfair competition, misappropriation of trade secrets and conspiracy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.
Dated: May 9, 2007	By:	/s/ Robert M. Snukal
Robert M. Snukal
President and Chief Executive Officer

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